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                                                                   EXHIBIT 10.17

[*] Confidential Treatment has been requested for certain portions of this exhibit.

                        KELLEY BLUE BOOK/AUTO-BY-TEL AGREEMENT

This Agreement supersedes the prior Agreements executed June 27, 1996 and January 31, 1996 between Kelley Blue Book and Auto-By-Tel.

1. Kelley Blue Book will provide a link to Auto-By-Tel from its pages beyond the "Buy A Car Now" and "Buy A New Car Now" buttons on the used car report pages and new car pricing report pages, respectively. (www.kbb.com/buyueast.html, www.kbb.com/buyneast.html and www.kbb.com/cgi-bin/cgi.exe?kbb+nc+byn)

2. Auto-By-Tel's link will be placed as the third position of the "auto buying services" on these pages.

3. Kelley Blue Book may, from time to time, change the geographic regions of the United States to which this service pertains. Initially, it will include all states, except California, Nevada, and Arizona.

4. Kelley Blue Book will track the number of click throughs to the Auto-By-Tel buying service each month by users coming from Kelley Blue Book's "buying service" pages. Auto-By-Tel will pay Kelley Blue Book a referral fee of [*] generated from the Kelley Blue Book site per month.

5.      Kelley Blue Book will invoice Auto-By-Tel, with payment due in thirty
        (30) days. If payment is not made in a timely manner, Kelley Blue Book may, at its option, terminate this Agreement immediately.

6. Auto-By-Tel will provide a link to Kelley Blue Book's New and Used Car Pricing services. Users coming to Kelley Blue Book from Auto-By-Tel's site will see the Kelley Blue Book services in a controlled mode. In the controlled mode, all links to the Kelley Blue Book Home Page will be replaced with links to a page on the Auto-By-Tel site, and all other outside links, i.e. links to other "buying services", links to the Carfax service, and banner ads will be removed and the normal controlled mode service charge will be waived.

7. Auto-By-Tel and Kelley Blue Book will not disclose the terms of this Agreement to any outside entity at any time for any reason.

8. This Agreement will extend for a period of thirty (30) days from its effective date. It shall continue automatically until either party discontinues this Agreement by providing the other party with thirty
        (30) days prior written notice of such termination.


/s/ PETE ELLIS             11-19-97         /s/ STEVE HENSON         11/17/97
---------------------------------------     ------------------------------------
Pete Ellis                   Date           Steve Henson               Date
AUTO-BY-TEL                                 KELLEY BLUE BOOK



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                                   AMENDMENT
                     Kelley Blue Book/Auto-By-Tel Agreement

This is an Amendment to the Agreement executed November 19, 1997 by and between Kelley Blue Book and Auto-By-Tel.

Paragraph 6 shall be Amended, effective 7/1/98, to read:

6. Auto-By-Tel will provide a link to Kelley Blue Book's New and Used Car Pricing services. Users coming to Kelley Blue Book from Auto-By-Tel's site will see the Kelley Blue Book services in a controlled mode. In the controlled mode, all links to the Kelley Blue Book Home Page will be replaced with links to a page on the Auto-By-Tel site, and all other outside links (banner ads, links to other buying services, vehicle history, finance sites, etc.) will be removed. Kelley Blue Book and Auto-By-Tel will work together on the "look and feel" of the controlled mode pages. Kelley Blue Book will track the number of reports (New Car, Trade-In and Retail Used Car) downloaded each month by users coming from the Auto-By-Tel site. At the end of each month, the number of reports will be multiplied by the price per report of 2 cents and used as the invoice amount for that month. Minimum payment, regardless of the number of reports downloaded, will be five hundred dollars ($500) per month. Kelley Blue Book will invoice Auto-By-Tel, with payment due by the 30th day of the following month.

Paragraph 9 shall be added:

9. Once an Auto-By-Tel user has downloaded a used car report, Kelley Blue Book will, at Auto-By-Tel's option, pass back much of the vehicle information, including zip code, vehicle make/model, year, equipment, suggested retail price, etc. via the URL string to Auto-By-Tel.



/s/ MARK LORIMER         6/30/98       /s/ STEVE HENSON             6/26/98
-----------------------------------    ----------------------------------------
Mark W. Lorimer          Date          Steve Henson                 Date
AUTO-BY-TEL                            KELLEY BLUE BOOK

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                             ADDENDUM TO AGREEMENT
                         Kelley Blue Book / Auto-By-Tel


This is an Addendum to the Agreement executed November 19, 1997 by and between Kelley Blue Book and Auto-By-Tel.

Effective February 13, 1998, Auto-By-Tel gives authorization to Kelley Blue Book to use the Auto-By-Tel registered trademark within the 'Web Export' function of Kelley Blue Book's KARPOWER(R) Used Car valuation software.




/s/ MARK W. LORIMER          2/9/98              /s/ STEPHEN HENSON       2/9/98
-----------------------------------              -------------------------------
Mark W. Lorimer C.O.O.        Date               Stephen Henson            Date
Auto-By-Tel                                      Kelley Blue Book